POWER OF ATTORNEY

 WHEREAS, directors, certain officers, and beneficial owners of more than 10% of any equity security of AMEREN CORPORATION, a Missouri corporation (herein referred to as the "Company"),

as well as certain directors and officers of Company subsidiaries, are required to file with the

Securities and Exchange Commission and the New York Stock Exchange, under Section 16 of the

Securities Exchange Act of 1934, as now and hereafter amended, statements regarding ownership and change in ownership of equity securities of the Company (the "Reporting Forms"); and

 WHEREAS, the undersigned holds a directorship, office or offices in the Company and/or

Company subsidiaries and is required to file such Reporting Forms.

 NOW, THEREFORE, the undersigned hereby constitutes and appoints Steven R. Sullivan and/or G. L. Waters and/or Ronald S. Gieseke and/or Craig W. Stensland and/or any individual who hereafter holds the offices of Secretary or Assistant Secretary of the Company the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned (including, without limitation, any electronic signature) to said Reporting

Forms and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-

fact may do by virtue hereof.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934.  The undersigned further acknowledges that in whatever capacities he may hold in the Company and/or its subsidiaries in the future, this Power of Attorney shall remain in full force and effect until such time it would be revoked by the undersigned.

 IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 11th day of

December, 2009.

                   /s/ Stephen R. Wilson

                      Stephen R. Wilson

STATE OF MISSOURI  )

   ) SS.

CITY OF ST. LOUIS  )

 On this 11th day of December, 2009, before me, the undersigned Notary Public in and for said

State, personally appeared Stephen R. Wilson, known to me to be the person described in and who executed the foregoing power of attorney and acknowledged to me that he executed the same as his free act and deed for the purposes therein stated.

 IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

                          /s/ Sue E. Whitman

                 Sue E. Whitman - Notary Public

              State of Missouri - St. Louis County

                        Commission #09777931

               My Commission Expires 4/28/2013